UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 5, 2006

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

5511	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On December 5, 2006, Asbury Automotive Group, Inc. (the “Company”) approved sales plans (each, a “Plan”) entered into by each of JIW Enterprises Inc. (“Enterprises”) and JIW Fund I LLC (“Fund”), stockholders of the Company controlled by Jeffrey I. Wooley, a director of the Company.  The Plans were entered into pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and in accordance with the Company’s insider trading policy.

Under the Enterprises Plan, its broker may sell up to 1,280,037 shares of the Company’s common stock between January 1, 2007 and December 31, 2007 by selling blocks of shares so long as the market price for the Company’s common stock is above certain minimum threshold prices specified in the Plan for each corresponding block of shares.  The Plan terminates on December 31, 2007, unless terminated earlier in accordance with its terms.

Under the Fund Plan, its broker may sell up to 117,554 shares of the Company’s common stock at a specified minimum price between January 1, 2007 and January 20, 2007.  In the event that the broker is unable to sell the shares at the specified minimum price during such period, the broker may sell the shares at a lower specified minimum price up to and through June 30, 2007, when the Plan terminates unless terminated earlier in accordance with its terms.

Specific sales transactions under each Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: December 6, 2006	By:	/s/ KENNETH B. GILMAN
	Name:	Kenneth B. Gilman
	Title:	President and Chief Executive Officer